EXHIBIT 21--SUBSIDIARIES OF REGISTRANT
     Listed below are the principal subsidiaries of the Company and the percentage of voting securities owned by the Company. The Company's other subsidiaries, taken in the aggregate, would not constitute a significant subsidiary.

                              Jurisdiction in which            Percentage  of
                              Incorporated or Organized           Voting
                                                                Securities
                                                                   Owned

SCI Systems (Alabama), Inc.        Alabama                            100%

SCI Technology, Inc.               Alabama                            100%

SCI Foreign Sales, Inc             U.S. Virgin islands                100%

SCIMEX, Inc.                       Alabama                            100%

SCI Systems de Mexico S.A.         Mexico                             100%

SCI Holdings, Inc.                 Delaware                           100%

SCI Manufacturing
 Singapore Pte. Ltd.               Singapore                          100%

SCI Systems (Thailand)
 Limited                           Thailand                           100%

SCI Irish Holdings
Republic of Ireland
100%

SCI Ireland Limited                Republic of Ireland                100%

SCI Alpha Limited                  Republic of Ireland                100%

SCI Systems (Canada), Inc.         Canada                             100%

Newport, Inc.                      Georgia                            100%

SCI Holding France, S.A.           France                             100%

SCI France, S.A.                   France                             100%

SCI Manufacturing
 (Malaysia) SDN BHD                Malaysia                           100%

SCI Funding, Inc.                  Delaware                           100%

SCI Hungary Ltd.                   Hungary                            100%

Advanced Electronic
 Technology, LTDA.                 Brazil                             100%

Advanced Electronic
 Integration, LTDA.                Brazil                             100%

SCI Systems Finland OY             Finland                            100%

SCI Systems Sweden AB              Sweden                             100%

SCI Systems Spain SA               Spain                              100%

AET Holland CV                     The Netherlands                    100%

SCI Netherlands Holding BV         The Netherlands                    100%

SCI Netherlands                    The Netherlands                    100%

Interagency Inc.                   Delaware                           100%

SCI Services de Mexico, S.A.       Mexico                             100%

AET Holdings LTD.                  Mauritius                          100%

Verifone Kunshan LTD.              Peoples's Republic of China        100%

SCI Brock Holdings
 Corporation                       Canada                             100%

SCI Brock Telecom Limited          Canada                             100%